Exhibit 99.1
PRESS RELEASE
King Pharmaceuticals Contacts:
James E. Green, Executive Vice President, Corporate Affairs
423-989-8125
David E. Robinson, Senior Director, Corporate Affairs
423-989-7045
FOR IMMEDIATE RELEASE
KING PHARMACEUTICALS ACCELERATES
STRATEGIC SHIFT TO MAXIMIZE LONG-TERM GROWTH
Actions Expected to Include 2008 Cost Savings of $75 to $90 Million
BRISTOL, TENNESSEE, October 18, 2007 – King Pharmaceuticals, Inc. (NYSE:KG) announced today actions it is taking to accelerate a planned strategic shift, emphasizing its focus in neuroscience and hospital/acute care to maximize its long-term growth. The Company is taking these actions, which include a workforce reduction of approximately 20% and other general and administrative expense decreases, in light of recent challenges to its ALTACE® (ramipril) franchise. King expects to realize the full benefit of these initiatives commencing in 2008. The Company estimates that the 2008 cost savings from these actions will range from $75 million to $90 million.
In September 2007, the U.S. Court of Appeals ruled against the continued validity of the patent covering King’s ALTACE® product. The Company has filed a petition with the court seeking reconsideration of the decision, asserting it involves significant errors.
Brian A. Markison, Chairman, President and Chief Executive Officer of King, stated, “In light of last month’s decision and the uncertainty that it creates with respect to the future of our ALTACE® franchise, we are accelerating our plan to sharpen our focus on neuroscience and hospital/acute care. This strategic shift was initiated several years ago in anticipation of the eventual loss of ALTACE® exclusivity.”
“King’s existing platforms in neuroscience and hospital/acute care and aggressive business development initiatives position the Company to effectively capitalize on the positive dynamics of both marketplaces. As a result, we are now in the process of realigning our organization and optimizing the Company’s cost structure, which primarily involves restructuring the size and focus of our sales force to better support the priorities of our strategic plan,” explained Mr. Markison.
Mr. Markison added, “Our restructuring plan also takes into consideration our cardiovascular/metabolic assets, and we intend to honor our existing commitments with respect to ALTACE® and GLUMETZA™ (metformin hydrochloride extended-release tablets).”
In recent years, King has developed a strong pain management franchise, which includes existing products like SKELAXIN® (metaxalone) and AVINZA® (morphine sulfate extended release) as well as products in development like REMOXY™ (long-acting oral oxycodone). In the hospital/acute care area, King’s portfolio of products is led by THROMBIN-JMI® (thrombin, topical, bovine, USP) and its recently added line extensions and the Company’s auto-injector products, which include EPIPEN® (epinephrine).

“We believe the expense reduction measures announced today will enable us to continue generating strong cash flow to invest in our pipeline and business development opportunities, further strengthening our neuroscience and hospital/acute care platforms,” said Joseph Squicciarino, Chief Financial Officer of King Pharmaceuticals.
King’s cash flow from continuing operations for the first six months of 2007 totaled approximately $253 million, with cash, cash equivalents and investments in debt securities equaling $923 million as of June 30, 2007.
“We remain committed to expanding our product portfolio through investing in R&D, acquiring exciting late-stage compounds and continuing as a partner of choice for promising products and technologies,” concluded Mr. Markison.
King will incur special charges during 2007 of approximately $150 million to recognize the impaired value of its intangible assets associated with ALTACE® and approximately $90 million primarily related to the impaired value of raw material inventory and related contracts associated with ALTACE®.  King estimates that it will also incur a one time charge of approximately $70 million during 2007 related to the restructuring announced today.
The Company plans to provide more details with respect to today’s announcement during its conference call on November 8, 2007, the date it intends to announce its financial results for the third quarter ended September 30, 2007.
About King Pharmaceuticals®, Inc.
King Pharmaceuticals®, Inc., headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management.
About Forward-Looking Statements
This release contains forward-looking statements which reflect management’s current views of future events and operations, including, but not limited to, statements pertaining to King’s expectations regarding the timing of actions it is taking to realign its organization and cost structure and its estimate of related cost savings; statements pertaining to King’s expectations regarding future cash flow; statements pertaining to King’s plan to continue investing in its pipeline and business development opportunities; statements pertaining to King’s plan to further strengthen its neuroscience and hospital/acute care platforms; and statements pertaining to King’s plan to provide more details regarding today’s announcement and release its financial results for the third quarter ended September 30, 2007 on November 8, 2007. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause results to differ include: dependence on King’s ability to fully realize the benefit of actions it is taking to realign its organization and cost structure commencing in 2008; dependence on the actual amount of the cost savings arising from these initiatives; dependence on King’s ability to continue to generate strong cash flow; dependence on King’s ability to continue to acquire branded products, including products in development; dependence on King’s ability to continue to successfully execute the Company’s strategy and to continue to capitalize on strategic opportunities in the future for sustained long-term growth; dependence on King’s ability to successfully integrate its acquisitions; dependence on the Company’s ability to continue to advance the development of its pipeline products as planned; dependence on the high cost and uncertainty of research, clinical trials, and other development activities involving pharmaceutical products in which King has an interest; dependence on the unpredictability of the duration and results of the U. S. Food and Drug Administration’s (“FDA”) review of Investigational New Drug applications (“IND”), New Drug Applications (“NDA”), and Abbreviated New Drug Applications (“ANDA”) and/or the review of other regulatory agencies worldwide that relate to products in development; dependence on the availability and cost of raw materials; dependence on no material interruptions in supply by contract manufacturers of King’s products; dependence on the potential effect on sales of the Company’s existing branded pharmaceutical products as a result of the potential development and approval of a generic substitute for any such product or other new competitive products; dependence on the potential effect of future acquisitions and other transactions pursuant to the Company’s growth strategy; and dependence on King’s ability to provide more details regarding today’s announcement and release its financial results for the third quarter ended September 30, 2007 as planned on November 8, 2007. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of King’s Form 10-K for the year ended December 31, 2006, and Form 10-Q for the second quarter ended June 30, 2007, which are on file with the U.S. Securities and Exchange Commission. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.
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EXECUTIVE OFFICES
KING PHARMACEUTICALS®, INC.
501 FIFTH STREET, BRISTOL, TN 37620